UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): July 28, 2008
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On July 28, 2008, Repros Therapeutics Inc. (the “Company”) and Efficacy Capital, LTD (“Efficacy”) entered into an amendment (the “Amendment”) to that certain Standstill Agreement (the “Standstill Agreement”) dated as of January 9, 2008 by and between the Company and Efficacy. The Amendment amended the Standstill Agreement to provide that such Standstill Agreement will remain in effect until the first to occur of the date on which the aggregate beneficial ownership of the Company’s common stock by Efficacy is less than the greater of (i) fifteen percent (15%) of the then-outstanding common stock of the Company or (ii) Two Million Two Hundred Thousand (2,200,000) shares of common stock of the Company, or certain other specified events. The Amendment was made effective as of March 13, 2008. Except as amended by the Amendment, the Standstill Agreement continues to remain in full force and effect.
     The Standstill Agreement and the Amendment are incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to the Standstill Agreement and the Amendment.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Standstill Agreement, dated as of January 9, 2008, between the Company and Efficacy (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on January 9, 2008).

10.2*	First Amendment to Standstill Agreement, dated as of July 28, 2008, between the Company and Efficacy.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: July 28, 2008	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Standstill Agreement, dated as of January 9, 2008, between the Company and Efficacy (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on January 9, 2008).

10.2*	First Amendment to Standstill Agreement, dated as of July 28, 2008, between the Company and Efficacy.

*	Filed herewith.